Exhibit 99.1

September 24, 2008

Dear Shareholders,

No doubt you have heard many large financial institutions are having severe problems with their mortgage loan portfolios. We believe that the MVB mortgage loan portfolio is in excellent condition. We have never made sub-prime mortgage loans. As a result, our loan delinquency rate is excellent and much better than many of our banking peers. Our peer group is established by the FDIC, as included in the Uniform Bank Performance Report issued by it. We are extremely proud of our customer loan services and the high quality of our loan portfolio.

Frankly speaking, the recent takeover of Fannie Mae and Freddie Mac by the United States Government has the financial markets in disarray. This takeover has affected many, many individuals, mutual funds and community banks, including MVB. It has caused the investment of these institutions in Fannie Mae and Freddie Mac to lose their value because the dividends paid on these investments have been suspended. MVB holds Freddie Mac preferred stock.

While the Freddie Mac preferred stock continues to be issued and outstanding, it is possible, although unlikely, that the preferred stock will regain some value in the future. However, a complete impairment loss on these securities would not impact MVB’s ability to maintain capital ratios above the “well capitalized” regulatory requirement.

MVB Bank continues to be a well capitalized institution. In fact, we are well above the capital level of most of our peers. The $700,000 non-cash impairment of our Freddie Mac preferred stock will decrease our June 30, 2008 capital by about $500,000 or 1.7%. But, very importantly, the resulting capital is 15.4% and remains far above the 8% level required for a community bank to be a well capitalized institution. The impairment will be recognized in the third quarter 2008.

I am proud to tell you our 2008 operating earnings continue to exceed those for 2007. For the first eight-months of 2007 our operating earnings were $740,000, compared to $820,000 for the same period of 2008, excluding any impairment on the preferred stock. We are pleased that we have been able to increase operating earnings in a period of time when many financial institutions are having their difficulties.

I hope the above information has answered any questions you had about the current economy and its effect on MVB. As always we sincerely thank you for your continued support. If you have any additional questions, please call me at any time.

Sincerely,

James R. Martin
President & CEO

Forward-Looking Information

This letter contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in MVB’s actual results differing from those projected in forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (1) MVB may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) MVB may incur increased charge-offs in the future; (3) MVB could have adverse legal actions of a material nature; (4) MVB may face competitive loss of customers; (5) changes in the interest rate environment may have results on MVB’s operations materially different from those anticipated by MVB’s market risk management functions; (6) changes in the general economic conditions and increased competition could adversely affect MVB’s operating results; (7) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact MVB’s operating results; and (8) events in connection with the Freddie Mac conservatorship and market and regulatory changes due to the recent developments in U.S. and global securities and credit markets. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of MVB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. MVB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.